UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2017

PETROTERRA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 N Federal Highway, Suite 304

Boca Raton, Florida 33432

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 10, 2017, PetroTerra Corp. (the “Company”) dismissed AMC Auditing, LLC (“AMC”) as our independent registered public accounting firm. On April 10, 2017, the Board of Directors of the Company approved the dismissal of AMC as the Registrant’s independent registered public accounting firm.

AMC was engaged on November 1, 2016. AMC did not issue any audit reports during the period of their engagement.

During the period from November 1, 2016 until the date of dismissal, there were no disagreements with AMC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to AMC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

The Company provided AMC with a copy of this disclosure set forth under this Item 4.01 and has requested AMC to furnish a letter addressed to the Securities and Exchange Commission stating whether or not AMC agrees with the above statements. A copy of this letter from AMC is attached hereto as Exhibit 16.1.

On April 10, 2017, the Board of Directors of the Company approved the engagement of Salberg & Company, P.A. (“Salberg”) as its independent auditor. On April 10, 2017, the accounting firm of Salberg was engaged as the Company’s new independent registered public accounting firm.

During our two most recent fiscal years ended March 31, 2016 and 2015 and the subsequent interim periods, neither the Company nor anyone on its behalf consulted Salberg regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to us that Salberg concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from AMC Auditing, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2017

PETROTERRA CORP.

By:	/s/ Steven Yariv
Name:	Steven Yariv
Title:	Chief Executive Officer